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                                                                EXHIBIT 10.7


                               SERVICE AGREEMENT


AN AGREEMENT dated 28 November, 1995 between PALL EUROPE LIMITED of Europa House, Havant Street, Portsmouth PO1 3PD, ("the Company") of the one part and DEREK THOMAS DONALD WILLIAMS of "Martas Plat", St. Patricks Lane, Rake, Liss, Hampshire, GU33 7HQ ("the Executive") of the other part.


WHEREBY IT IS AGREED as follows:


1.       EMPLOYMENT AND TERM

         SUBJECT as hereinafter provided the Company hereby agrees to employ the Executive, and the Executive hereby agrees to act as an executive employee of the Company with the duties set forth in Clause 3 hereof, for two years from the date hereof and thereafter until either party gives to the other not less than two year's previous written notice until the Executive reaches age 65 and one year's previous written notice after age 65 such notice in either case to expire at any time.


2.       GENERAL


         THERE shall be deemed to form part of the terms and conditions of this Agreement the Terms and Conditions of Employment for Monthly Paid Staff (as amended from time to time) and the terms of the Company's Technical Patent and Confidentiality Agreement, copies of which the executive acknowledges having received PROVIDED ALWAYS that in the event of conflict between any part of those terms and this Agreement the terms and conditions of this Agreement shall prevail.